EXHIBIT 99.4
FORM OF LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES
EQUITY ONE, INC.
Offer to Exchange
Any and All Outstanding 6.00% Senior Notes Due 2017
for
Registered 6.00% Senior Notes Due 2017

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           , 2007, UNLESS EXTENDED BY THE COMPANY (SUCH DATE AND TIME, AS EXTENDED, THE “EXPIRATION DATE”). EXCEPT AS PROVIDED IN THE PROSPECTUS, TENDERED OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.
, 2007
To:     Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:
     Equity One, Inc. (“we” or the “Company”), is offering, upon and subject to the terms and conditions set forth in the prospectus dated October ___, 2007 (the “Prospectus”) and the enclosed letter of transmittal (the “Letter of Transmittal”), to holders of our outstanding original 6.00% Senior Notes due 2017 (the “Outstanding Notes”) an opportunity to exchange (the “Exchange Offer”) the Outstanding Notes for registered 6.00% Senior Notes due 2017 (the “Exchange Notes”). Exchange Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of that minimum.
     Upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal, we will exchange any and all of the Outstanding Notes for Exchange Notes.
     We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:
     1. Prospectus dated October ___, 2007;
     2. The Letter of Transmittal for your use and for the information of your clients;
     3. The Notice of Guaranteed Delivery;
     4. A form of letter that may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;
     5. Certification of Taxpayer Identification Number on Form W-9; and
     6. Return envelopes addressed to U.S. Bank National Association, the Exchange Agent for the Exchange Offer.
     Except as otherwise provided in the Prospectus, Outstanding Notes tendered before the Expiration Date may be withdrawn at any time prior to the Expiration Date.

     If holders wish to participate in the Exchange Offer and such holders’ Outstanding Notes are held by a financial institution that is a participant in The Depository Trust Company (“DTC”) system, the holder may do so through the automated tender offer program of DTC. By participating in the Exchange Offer, tendering holders will agree to be bound by the Letter of Transmittal that we are providing with the Prospectus as though such holder had signed the Letter of Transmittal and the Prospectus.
     We will not make any payments to brokers, dealers, or other persons for soliciting acceptances of the Exchange Offer. We may, however, upon request, reimburse brokerage houses and other custodian, nominees and fiduciaries for reasonable and necessary out-of-pocket costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Outstanding Notes held by them as nominee or in a fiduciary capacity and in handling or forwarding tenders for exchange. We will pay or cause to be paid all stock transfer taxes applicable to the exchange of Outstanding Notes in the Exchange Offer, except as set forth in the Letter of Transmittal.
     Any requests for additional copies of the enclosed materials should be directed to U.S. Bank National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth below.
Delivery to the Exchange Agent:
U.S. Bank National Association
Specialized Finance
60 Livingston Avenue
St. Paul, MN 55107
Mailcode: EP-MN-WS2N

By Facsimile Transmission	Confirm by Telephone:
(for eligible institutions only): (651) 495-8158 Attn: Specialized Finance	(800) 934-6802
By: Hand Delivery:
U.S. Bank National Association
100 Wall Street
Suite 1600
New York, New York 10005
Attention: Corporate Trust Services
George Hogan (404) 898-8832
Very truly yours,
EQUITY ONE, INC.
Nothing herein or in the enclosed documents shall constitute you or any person as an agent of the Company or the Exchange Agent or authorize you or any other person to use any document or make any statements on behalf of either of them with respect to the Exchange Offer, except for statements expressly made in the Prospectus or the Letter of Transmittal.
Enclosures

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